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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


  We consent to the incorporation by reference in the Registration Statement of First USA Paymentech, Inc. (Form S-8 to be filed on or about June 26, 1996), pertaining to the First USA Deferred Compensation Plan, of our report dated January 11, 1996 (except for Note E, as to which the date is February 21, 1996) with respect to the consolidated financial statements of First USA Paymentech, Inc., included in First USA Paymentech, Inc.'s effective Prospectus dated March 21, 1996, relating to the Registration Statement (Form S-1 No. 333-262) filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP

Dallas, Texas
June 25, 1996